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                                                                   Exhibit 10.47

                 AMENDED AND RESTATED 2002 EQUITY INCENTIVE PLAN

      1. PURPOSE. The purpose of this Amended and Restated 2002 Equity Incentive Plan (the "Plan") is to promote the interests of the stockholders of SPSS Inc., a Delaware corporation (the "Company") by providing the Company's directors, officers, employees and independent contractors with an incentive to achieve, and a reward for achieving, increases in stockholder value.

      2. DEFINITIONS. For purposes of this Plan, the following words and phrases will have the meanings ascribed to them below:

            (a) "Appreciation Right" means a right granted pursuant to Section 8 hereof.

            (b) "Appreciation Right Agreement" means an agreement executed pursuant to Section 8(a) hereof.

            (c) "Board" means the Company's Board of Directors.

            (d) "Change in Control" shall be defined, with respect to each Participant; as such term is defined in the Participant's employment agreement with the Company, if any. With respect to any Participant who has no employment agreement with the Company, or whose employment agreement does not contain a definition of "Change in Control," such phrase shall mean the occurrence of any one of the following:

                  (i) Consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the 1934 Act) of 40 percent (40%) or more of the combined voting power of the then outstanding voting securities of the Company; or

                  (ii) The individuals who, as of the date hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the Stockholders of the Company, of any new director or directors was approved by a vote of a majority of the Board, in which case such new director or directors shall, for purposes of this Agreement, be considered as a member or members of the Board; or

                  (iii) Approval by Stockholders of the Company of (A) a merger or consolidation of the Company if the Stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 60 percent (60%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or (B) a complete liquidation or dissolution, or

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an agreement for the sale or other disposition, of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because 40 percent (40%) or more of the combined voting power of the then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the Company, or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Stockholders of the Company in the same proportion as their ownership of stock of the Company immediately prior to such acquisition.

            (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (f) "Common Shares" means shares of common stock of the Company, $0.01 par value per share, or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 4(c).

            (g) "Compensation Committee" means a committee appointed by the Board comprised solely of three or more members of the Board who qualify as "independent" under the NASDAQ National Market listing standards.

            (h) "Date of Grant" means the date determined in accordance with the Board's authorization on which a grant of Option Rights, Appreciation Rights, or Restricted Shares, becomes effective.

            (i) "Director" means a member of the Board.

            (j) "Exchange Act" means the Securities Exchange Act of 1934.

            (k) "Incentive Stock Option" means an Option Right granted pursuant to Section 6 hereof that is intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code or any successor provision and which conforms to the applicable provisions of Section 422 of the Code or any successor provision.

            (l) "Market Value", as applied to any date, means the price per share of the Common Shares in an amount equal to the closing price of the last sale of the Common Shares as reported by the NASDAQ National Market or the principal securities exchange or automated quotation system on which Common Shares were sold on the date when the Market Value per Common Share is to be determined or, if the date is a date on which the Common Shares did not trade, the closing price on the immediately preceding day on which the stock traded.

            (m) "Non-Employee Director" shall have the meaning ascribed to such term in Rule 16b-3.

            (n) "Nonqualified Stock Option" means an Option Right other than an Incentive Stock Option.

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            (o) "Optionee" means the optionee named in an Option Agreement with the Company.

            (p) "Option Agreement" means an agreement executed pursuant to
Section 6 hereof.

            (q) "Option Price" means the purchase price payable on exercise of an Option Right.

            (r) "Option Right" means the right to purchase Common Shares granted pursuant to Section 6.

            (s) "Participant" means a person who is approved by the Board to receive benefits under this Plan and who is at the time an officer, executive, Director or other employee (including, without limitation, officers and directors who are employees) or independent contractor of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities.

            (t) "Restricted Shares" means Common Shares issued pursuant to
Section 9 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in Section 9 has expired.

            (u) "Restricted Share Agreement" means an agreement executed pursuant to Section 9(a) hereof.

            (v) "Restricted Share Right" means the right to obtain ownership of Common Shares granted pursuant to Section 9.

            (w) "Right" or "Rights" means one or more Appreciation Right, Option Right and Restricted Share Right, either individually or collectively, as the case may be.

            (x) "Rule 16b-3" means rule 16b-3 promulgated under the Exchange Act (the "Exchange Act") (or any successor rule substantially to the same effect), as in effect from time to time.

            (y) "Spread" means (i) the excess of the Market Value of the Common Shares on the date when an Appreciation Right is exercised, over the price at which the Appreciation Right was granted, as set forth in the applicable Appreciation Right Agreement, or (ii) the excess of the Market Value of the Common shares on the date when an Option Right is exercised over the Option Price, as set forth in the applicable Option Agreement.

            (z) "Stockholders" shall mean the owners of the issued and outstanding Common Shares of SPSS.

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            (aa) "Subsidiary" means any corporation with respect to which the
Company directly or indirectly owns stock possessing 50% or more of the voting power as described in Section 424(f) of the Code.

      3. PLAN ADMINISTRATION.

            (a) Administration. This Plan will be administered by the Board or, if and to the extent that the Board has delegated this authority to the Compensation Committee, by the Compensation Committee. For avoidance of doubt, it is understood that by adopting this Plan, the Board has expressly delegated exclusive authority to administer this Plan to the Compensation Committee and such delegation shall be effective unless and until the Board shall by resolution approved after the adoption of this Plan specifically rescind such delegation of authority. When used in this Plan, the term "Board" shall mean the Board or the Compensation Committee, if the Board has delegated the applicable power to the Compensation Committee pursuant to this Section 3(a).

            (b) Authority of the Board.

                  (i) The Board will take such actions as are required to be taken by it hereunder, may take the actions permitted to be taken by it hereunder, and will have the authority, subject to the provisions of the Plan, to establish, adopt and revise such rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Board's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each determination, interpretation or other action made or taken by the Board pursuant to the provisions of the Plan or any agreement, notification, or document evidencing the grant of an Option Right, Appreciation Right or Restricted Share will be conclusive and binding for all purposes and on all persons, including, without limitation, the Company and its Subsidiaries, the Stockholders, the Compensation Committee, the Board and each of its respective members, the directors, officers and employees of the Company and its Subsidiaries, and the Participants and their respective successors in interest. Without limiting the generality or effect of any provision of the Certificate of Incorporation of the Company, no member of the Board will be liable for any action or determination made in good faith with respect to the Plan or any Option Right, Appreciation Right or Restricted Share granted under the Plan.

                  (ii) The provisions of Sections 6, 8 and 9 will be interpreted as authorizing the Board, in taking any action under or pursuant to this Plan, to take any action it determines in its sole discretion to be appropriate subject only to the express limitations therein contained and no authorization in any such Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Board.

                  (iii) The existence of this Plan or any right granted or other action taken pursuant hereto will not affect the authority of the Board or the Company to take any other action, including in respect of the grant or award of any option, security, or other right or benefit, whether or not authorized by this Plan, subject only to limitations imposed by applicable law as from time to time applicable thereto.

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      4. SHARES AVAILABLE UNDER THE PLAN.

            (a) Authorized Number of Common Shares. Subject to adjustment as provided in Section 4(c) hereof:

                  (i) The number of Common Shares that may be issued or transferred under this Plan upon the exercise of Option Rights that qualify as Incentive Stock Options may not exceed a maximum of 79,646.

                  (ii) The number of Common Shares that may be issued or transferred under this Plan upon the exercise of Option Rights that qualify as Nonqualified Stock Options, Appreciation Rights or as Restricted Shares and released from substantial risks of forfeiture thereof, may not exceed a maximum of 2,420,354.

Common Shares issued under this Plan may be shares of original issuance or treasury shares or a combination of the foregoing.

            (b) Reservation and Reuse of Common Shares. Upon the grant of any Right pursuant to this Plan, there shall be reserved such number of Common Shares as would be necessary to fully satisfy such Right (assuming for this purpose that all Option Rights and Appreciation Rights become fully vested and exercisable, all forfeiture restrictions lapse with respect to Restricted Stock Rights and that all Appreciation Rights are satisfied by the issuance of Common Shares). If, following such reservation, any Right shall be exercised or shall terminate, be cancelled or otherwise expire without requiring the Company to use all of the Common Shares reserved with respect to such Right to satisfy its obligations there under, the Common Shares that were reserved, but were not used to satisfy the Company's obligation, with respect to the exercised, terminated, cancelled or otherwise expired Right shall again become available for reservation with respect to the grant of additional Rights pursuant to this Plan.

            (c) Adjustments. If the Board determines that (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, would result in the dilution or enlargement of the rights of Participants, then the Board may make or provide for adjustments in (i) the number of shares specified in Section 4(a) as the Board may determine is appropriate to reflect any transaction or event described in this Section 4(c), or (ii) the number of Common Shares covered by outstanding Option Rights or Appreciation Rights granted hereunder, the prices per share applicable to such Option Rights and Appreciation Rights and the kind of shares covered thereby. Notwithstanding the foregoing, any adjustment which by reason of this Section 4(c) is not required to be made currently will be carried forward and taken into account in any subsequent adjustment. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

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      5. ELIGIBILITY. Option Rights, Appreciation Rights and Restricted Shares
may be granted under the Plan to those Participants as the Board from time to time selects.

      6. OPTION RIGHTS. The Board may from time to time authorize the grant to Participants of Option Rights upon such terms and conditions as it may determine in accordance with the following provisions set forth below. Option Rights may be granted either in connection with, or independently of, the grant of any Appreciation Rights or Restricted Share Rights.

            (a) Form of Option Rights. Option Rights granted under this Plan may be (i) Incentive Stock Options, (ii) Nonqualified Stock Options, or (iii) a combination of the foregoing. An Incentive Stock Option may be granted only to a Participant who, at the time the Incentive Stock Option is granted, is approved by the Board to receive an Incentive Stock Option and, at the time, is an employee of the Company or of one or more of its Subsidiaries. An Incentive Stock Option may be granted only as permitted by the Code and pursuant to the conditions set forth in this Section 6 and Section 7 hereto.

            (b) Option Agreements. Each grant of Option Rights will be evidenced by an Option Agreement executed on behalf of the Company by any officer, director, or, if authorized by the Board, employee of the Company and delivered to the Optionee, containing such terms and provisions as the Board may approve, except that in no event will any such Option Agreement include any provision prohibited by the express terms of this Plan. The Option Agreement shall be consistent with the form of Option Agreement adopted by the Board and amended from time to time, for the purpose of granting Option Rights. Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

            (c) Option Grants.

                  (i) Discretionary Grants. A Participant, other than a Non-Employee Director who shall receive grants exclusively pursuant to Section 6(c)(ii) hereof, may be granted one or more Option Rights under the Plan, and such Option Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as are determined by the Board in its sole discretion. For each grant of an Option Right, the Board will specify (A) the number of Common Shares to which the grant pertains and (B) whether the grant consists of Incentive Stock Options, Nonqualified Stock Options or both Incentive Stock Options and Nonqualified Stock Options. Notwithstanding the foregoing, no Participant may receive, in any single calendar year, a grant of an Option Right to purchase more than 150,000 Common Shares.

                  (ii) Formula Grants. Effective upon stockholder approval, an Option Right to purchase 10,000 Common Shares shall be automatically granted to each Non-Employee Director on the initial date that each such Non-Employee Director is first elected as a new director of the Company at an annual meeting of the Company's stockholders held for the purpose of electing directors or appointed to the Company's Board. In addition, for each year that a Non-Employee Director serves following the initial one-year term of such Non-Employee

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Director, an Option Right to purchase 5,000 Common Shares shall be automatically granted to each Non-Employee Director on an annual basis with each such grant being effective as of the 1st day of July of such calendar year. Notwithstanding any other provision of this Plan relating to the discretion of the Board to determine the terms of the Option Rights granted pursuant hereto, each Option Right granted pursuant to this Section 6(c)(ii) shall (A) be granted with an exercise price equal to the Market Value on the date of grant, (B) be a Nonqualified Stock Option and (C) (i) with respect to the option granted to purchase 10,000 Common Shares, shall vest ratably over a three year period and
(ii) with respect to the option granted to purchase 5,000 Common Shares vest in full immediately upon the date of grant.

            (d) Option Exercise Price.

                  (i) Incentive Stock Options. The per share price to be paid by the Participant at the time an Incentive Stock Option is exercised will be determined by the Board in its sole discretion at the Date of Grant; provided, however, that such price will not be less than (i) 100% of the Market Value of one Common Share on the Date of Grant, or (ii) 110% of the Market Value of one Common Share on the Date of Grant if, at that time the Option Right is granted, the Participant owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code).

                  (ii) Nonqualified Stock Options. The per share price to be paid by the Participant at the time a Nonqualified Stock Option is exercised will be determined by the Board in its sole discretion at the Date of Grant; provided, however, that such price will not be less than 85% of the Market Value of one Common Share on the Date of Grant.

            (e) Term of Option Rights.

                  (i) Incentive Stock Options. The period during which an Incentive Stock Option may be exercised will be fixed by the Board in its sole discretion at the time such Option Right is granted; provided, however, that in no event will such period exceed ten (10) years from its Date of Grant or, in the case of a Participant who owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code), five (5) years from its Date of Grant.

                  (ii) Nonqualified Stock Options. The period during which a Nonqualified Stock Option may be exercised will be fixed by the Board in its sole discretion at the time such Option Right is granted; provided, however, that in no event will such period exceed ten (10) years from its Date of Grant.

            (f) Exercise of Options. Each grant of an Option Right will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary which is necessary before the Option Right or installments thereof will vest and become exercisable and

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may provide for the earlier exercise of such Option Right in the event of a
Change in Control or other event. To the extent that the right to purchase Common Shares has accrued thereunder, an Option Right may be exercised, in whole or in part, from time to time by written notice to the Company, in accordance with the procedures set forth in the Option Agreement.

            (g) Payment of Exercise Price.

                  (i) Each grant will specify whether the Option Price is payable (A) in cash, (B) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares already owned by the Optionee (or other consideration authorized pursuant to Section 6(g)(ii)) having an actual or constructive value as of the time of exercise as determined by the Board or in accordance with the applicable Option Agreement referred to in Section 6(b), equal to the total Option Price, (C) by having the Company reduce the number of Common Shares distributed to the Optionee by a number of Common Shares with a Market Value per Common Share, as of the date of exercise, equal to the Option Price of the Common Shares, (D) by deferred payment of the full purchase price of the Common Shares from the proceeds of a sale, through a bank or broker, on the exercise date of some or all of the Common Shares underlying the Option Right to which such exercise relates, or (E) by a combination of such methods of payment. In connection with a constructive transfer pursuant to Section 6(g)(i)(B) hereof, a Participant may provide an attestation letter in form acceptable to the Company requesting that the Company issue and transfer to the Participant, in full satisfaction of such exercise, Common Shares having a value net of the exercise price and any applicable withholding taxes.

                  (ii) The Board may determine, at or after the Date of Grant, that payment of the Option Price of any option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, or other Option Rights (based on the Spread on the date of exercise). Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option is exercised in whole or in part by means of any of the forms of consideration specified in this Section 6(g), the Common Shares received upon the exercise of the Option Rights will be subject to such risk of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of (i) the number of shares surrendered in payment of the Option Price or (ii) the Spread of any unexercisable portion of Option Rights surrendered in payment of the Option Price.

                  (iii) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the exercise date of some or all of the shares to which such exercise relates.

            (h) Reload Policy. In the event that a Participant serving in a management position at the Company tenders by attestation Common Shares in payment or partial payment of either the Option Price or any withholding taxes, additional Option Rights may be granted to such Participant, subject to Board approval. The number of additional Option Rights shall equal the number of Common Shares constructively tendered in payment or partial payment of either the Option Price or any withholding taxes.

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            (i) Successive Grants. Successive grants of Option Rights may be made to the same Participant whether or not any Option Rights or other Rights previously granted to such Participant remain unexercised.

            (j) Post-Termination Exercises. The Board shall establish and set forth in each Option Agreement that evidences an Option Right whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived by the Board at any time.

      7. ADDITIONAL INCENTIVE STOCK OPTION LIMITATIONS.

            (a) Dollar Limitation. To the extent the aggregate Market Value (determined as of the Date of Grant) of Common Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Optionee holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

            (b) Eligible Employees. Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 7(b), "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 424(e) and 424(f) of the Code.

            (c) Exercisability. An Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to disability, as defined in Section 22(e)(3), such Option must be exercised within one year after such termination. In the case of termination of employment due to the death of the employee, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Optionee's reemployment rights are guaranteed by statute or contract.

            (d) Taxation of Incentive Stock Options. In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Optionee must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Date of Grant of the Incentive Stock Option and one year from the date of exercise. An Optionee may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Board may require an Optionee to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

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      8. APPRECIATION RIGHTS. The Board may from time to time authorize the grant to Participants of Appreciation Rights upon such terms and conditions as it may determine in accordance with the provisions set forth below. Appreciation Rights may be granted either in connection with, or independently of, the grant of any Option Rights or Restricted Share Rights.

            (a) Form of Appreciation Right. An Appreciation Right shall be expressed as the right to receive from the Company consideration with a value equal to the Spread for a specified number of Common Shares between the measurement or base price of a Common Share stated in the Appreciation Right Agreement and the Market Value of a Common Share on the date the Appreciation Right is exercised.

            (b) Appreciation Right Agreement. Each grant of Appreciation Rights will be evidenced by an Appreciation Right Agreement executed on behalf of the Company by an officer, director, or, if authorized by the Board, employee of the Company and delivered to and accepted by the Participant, which agreement will describe such Appreciation Rights, state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions as the Board may approve, except that in no event will such Appreciation Right Agreement include any provision prohibited by the express terms of this Plan. The Appreciation Right Agreement shall be consistent with the form of Appreciation Right Agreement adopted by the Board and amended from time to time, for the purpose of granting Appreciation Rights.

            (c) Measurement or Base Price. The measurement or base price used to determine the value of an Appreciation Right at the time an Appreciation Right is exercised will be determined by the Board in its sole discretion at the Date of Grant; provided, however, that such price shall not be less than 85% of the Market Value of one Common Share on the Date of Grant.

            (d) Term of Appreciation Rights. The term during which an Appreciation right may be exercised will be fixed by the Board in its sole discretion at the time such Appreciation Right is granted; provided, however, that in not event will such period exceed ten (10) years from its Date of Grant.

            (e) Exercise of Appreciation Rights. Each grant of an Appreciation Right shall specify the period or periods of continuous service by the Participant with the Company or any subsidiary which is necessary before the Appreciation Right or installments thereof will vest and become exercisable and may provide for the earlier exercise of such Appreciation Right in the event of a Change in Control or other event. To the extent that the Appreciation Right has become exercisable, an Appreciation Right may be exercised, in whole or in part, from time to time by written notice to the Company in accordance with the procedures set forth in the Appreciation Right Agreement.

            (f) Terms of Grant.

                  (i) Any grant may provide that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares, or in any

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combination thereof and may either grant to the Participant or retain in the
Board the right to elect among those alternatives.

                  (ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board as of the Date of Grant.

            (g) Successive Grants. Successive grants of Appreciation Rights may be made to the same Participant whether or not any Appreciation Rights or other Rights previously granted to such Participant remain unexercised.

            (h) Post-Termination Exercise. The Board shall establish and set forth in each Appreciation Right Agreement that evidences an Appreciation Right whether the Appreciation Right will continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its subsidiaries, which provisions may be waived by the Board at any time.

      9. RESTRICTED SHARES. The Board may from time to time authorize the transfer or issuance to Participants of Restricted Shares upon such terms and conditions it may determine in accordance with the provisions set forth below. Restricted Shares may be granted either in connections with, or independently of, the grant of any Option Rights or Appreciation Rights. The Board may also authorize the issuance or transfer of Restricted Shares to Participants in accordance with the provisions set forth below.

            (a) Ownership of Restricted Shares. All Restricted Shares transferred or issued to a Participant will be legally and beneficially owned by the Participant from the date of transfer or issuance (entitling such Participant to voting, dividend and other ownership rights), but subject to the risk of forfeiture as provided below, unless and until such shares are forfeited by the Participant in accordance with the Restricted Share Agreement applicable to such Restricted Shares.

            (b) Restricted Share Agreement. Each issuance or transfer of Restricted Shares will be evidenced by a Restricted Share Agreement executed on behalf of the Company by any officer, director, or, if authorized by the Board, employee of the Company and delivered to and accepted by the Participant and containing such terms and provisions as the Board may approve, except that in no event will any such Restricted Share Agreement include any provision prohibited by the express terms of the Plan. The Restricted Share Agreement shall be consistent with the form of Restricted Share Agreement adopted by the Board and amended from time to time, for the purpose of issuing Restricted Shares.

            (c) Share Certificates. All certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering determination by the Board that an event causing the forfeiture of the Restricted Shares has occurred.

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            (d) Consideration. Each such issuance or transfer may be made without additional consideration.

            (e) Substantial Risk of Forfeiture, Restrictions and Forfeiture.

                  (i) The Restricted Share Agreement applicable to each transfer or issuance of Restricted Shares shall specify the period or periods and/or event or events during and/or as a result of which the Restricted Shares, will be subject to forfeiture. Such period or periods and/or event or events shall be determined by the Board at the Date of Grant in its sole discretion; provided, however, that the Restricted Share must be subject to a "substantial risk of forfeiture "within the meaning of Section 83 of the Code.

                  (ii) During the period when any Common Shares transferred or issued as Restricted Shares remain subject to a substantial risk of forfeiture, the Participant to whom such Common Shares were transferred or issued may not transfer or otherwise dispose of such Common Shares and any attempt by a Participant to transfer or otherwise dispose of Common Shares that remain subject to a substantial risk of forfeiture will result in the immediate forfeiture of such Common Shares.

                  (iii) In the event that any Restricted Shares are forfeited pursuant to Subsection (ii) above or the provisions of the applicable Restricted Share Agreement, the Company may cancel, reacquire or otherwise transfer the forfeited Common Shares without payment of any consideration to the Participant with respect to such forfeited Common Shares. In the event that the Company is, at the time a forfeiture occurs, holding a certificate representing both Common Shares that have been forfeited and Common Shares as to which the risk of forfeiture has lapsed, the Company shall issue a new certificate in the name of the Participant representing the number of Common Shares as to which the risk of forfeiture has lapsed as soon a practicable following the event of forfeiture.

            (f) Successive Grants. Successive Grants of Restricted Shares may be made to the same Participant whether or not any Restricted Share Rights or other Rights previously granted to such Participant remain outstanding and/or unexercised.

      10. TRANSFERABILITY.

            (a) No Option Right or Appreciation Right granted under this Plan will be transferable by a Participant other than by will or the laws of descent and distribution except (in the case of a Participant who is not a Director or officer of the Company) to a fully revocable trust of which the Optionee is treated as the owner for federal income tax purposes. Option Rights and Appreciation Rights will be exercisable during the Optionee's life only by him or by his guardian or legal representative. The Board may impose additional restrictions on transfer as well.

            (b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or (ii) no longer subject to the substantial risk of forfeiture and

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restrictions on transfer referred to in Section 9(e), will be subject to further restrictions on transfer.

      11. FRACTIONAL SHARES. The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions and for the settlement of fractions in cash.

      12. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local, or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements may include relinquishment of a portion of such benefit.

      13. CANCELLATIONS, SUSPENSION AND AMENDMENT.

            (a) Cancellation and Suspension. The Board, in its sole discretion may cancel or suspend this Plan; provided, however, that no such cancellation or suspension shall effect the continuation or validity of any Right arising pursuant to this Plan prior to such cancellation or suspension.

            (b) Amendments. Subject to the limitations set forth below, this Plan may be amended as follows:

                  (i) Except for Material Amendments (as defined in Section 13(d) below), the Board, in its sole discretion, may amend this Plan in such respects as the Board deems advisable.

                  (ii) With respect to Material Amendments, such amendments must first be adopted by the Board and then submitted for approval by the Company's Stockholders in accordance with all applicable laws, regulations and rules. No Material Amendment will be effective without, or prior to obtaining, stockholder approval.

            (c) Prohibited Amendments. Notwithstanding the provisions of Subsection (b) above, no amendment to this Plan will be effective if such Amendment would cause Rule 16b-3 to become inapplicable to the Plan during any period which the Company has any class of equity Securities registered pursuant to Section 13 or 15 of the Exchange Act.

            (d) Definition of Material Amendment. For purposes of this Section, the term "Material Amendment" shall mean any material modification of the terms of the Plan, including without imitation (a) any increase in the number of shares to be issued under the Plan (other than as authorized by Section 4(c) hereof); (b) any material increase in the benefits to Participants, including any change in the Plan to (i) permit a repricing (or decrease in exercise price) of outstanding Option Rights or Appreciation Rights, (ii) reduce the price at which Option Rights, Appreciation Rights or Restricted Shares may be offered or
(iii) extend the duration of the Plan;

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(c) any modification of the class of Participants eligible to participate in the
Plan, (d) any expansion in the types of awards provided under the Plan and (e) any other amendment that would qualify as a "material amendment" under the NASDAQ National Market listing standards, as amended from time to time.

            (e) Death, Disability or Retirement. In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 10(b), the Board may take such action as it deems equitable in the circumstances or in the best interests of the Company including without limitation waiving or modifying any other limitation or requirement under any such award.

      14. MISCELLANEOUS.

            (a) Continued Employment or Service. This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time.

            (b) Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company. The Plan will be construed to be in addition to any and all such other plans or programs. Neither the adoption of the Plan nor the submission of the Plan to the Stockholders for approval will be construed as creating any limitations on the power of authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

            (c) Severability. To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right, but will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

            (d) Governing Law. This Plan will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. If any provision of this Plan is held to be invalid or unenforceable, no other provision of this Plan will be affected thereby.

            (e) Compliance with Laws. The Plan is intended to conform to the extent necessary with Code, the Securities Act, the Exchange Act, all rules and regulations promulgated by the SEC pursuant to the Securities Act and the Exchange Act and the listing standards of the NASDAQ National Market. The Plan will be administered, and the awards granted and exercised, only in such a manner as to conform to these laws, rules and regulations. Any

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Common shares delivered under the Plan shall be subject to such restrictions, and the participant acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company deems necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Amended and Restated Plan and the awards granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

            (f) Effective Date. The effective date of the 2002 Equity Incentive Plan (the "Original Plan") was January 1, 2002 (the "Original Plan Effective Date"). The Original Plan Effective Date applies to any Rights issued pursuant to the Original Plan prior to the adoption of this Plan. This Plan shall be effective only upon the approval by the Company's Stockholders in accordance with all applicable laws, regulations and rules. Subject to the foregoing condition, Rights may be granted pursuant to this Plan from time to time within the period commencing upon adoption of this Plan by the Company's Stockholders and ending ten (10) years after the adoption of this Plan by the Company's stockholders. A failure of the Company's stockholders to approve this Plan shall not affect any Rights issued under the Original Plan.

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